EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of MedTech Acquisition Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of December 22, 2022.

Dated: December 22, 2022
MAGNETAR FINANCIAL LLC
By: Magnetar Capital Partners LP, its Sole Member
	By:	/s/ Michael Turro
		Name:	Michael Turro
		Title:	Attorney-in-Fact for David J. Snyderman, Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP
MAGNETAR CAPITAL PARTNERS LP
	By:	/s/ Michael Turro
		Name:	Michael Turro
		Title:	Attorney-in-Fact for David J. Snyderman, Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP
SUPERNOVA MANAGEMENT LLC
	By:	/s/ Michael Turro
		Name:	Michael Turro
		Title:	Attorney-in-Fact for David J. Snyderman, Manager
/s/ Michael Turro
Michael Turro
Title: Attorney-in-Fact for David J. Snyderman